                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       FleetBoston Financial Corporation
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

             2001 FLEETBOSTON FINANCIAL CORPORATION PROXY STATEMENT



        NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT



[LOGO] FLEETBOSTON FINANCIAL

                               [FleetBoston LOGO]
                               100 Federal Street
                          Boston, Massachusetts 02110

                                                                  March 12, 2001

Dear Stockholder:

We are pleased to invite you to the 2001 Annual Meeting of Stockholders of FleetBoston Financial Corporation (the "Corporation"), which will be held on Tuesday, April 17, 2001, at 11:00 a.m. at the World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain the matters to be considered and acted upon. Please read these materials carefully.

Matters scheduled for consideration at the Annual Meeting are: to elect seven Directors, to ratify the selection of independent accountants for 2001, and, if presented to the Annual Meeting, to consider and vote on three stockholder proposals described in the accompanying Proxy Statement.

WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING, BUT IF YOU CANNOT DO SO, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES IN ONE OF THREE WAYS: VIA MAIL, TELEPHONE OR THE INTERNET. IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. INFORMATION REGARDING TELEPHONE AND INTERNET VOTING IS INCLUDED IN THE PROXY CARD INSTRUCTIONS.

                                Very truly yours,

/s/ Terrence Murray
TERRENCE MURRAY
Chairman and Chief Executive Officer

/s/ Charles K. Gifford
CHARLES K. GIFFORD
President and Chief Operating Officer

                       FLEETBOSTON FINANCIAL CORPORATION
                               100 Federal Street
                          Boston, Massachusetts 02110
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 2001

To Common Stockholders of
      FLEETBOSTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FleetBoston Financial Corporation, a Rhode Island corporation (the "Corporation"), will be held on Tuesday, April 17, 2001, at 11:00 a.m. at the World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts, for the following purposes, all as set forth in the accompanying Proxy Statement:

        1. To elect seven Directors with terms expiring at the 2004 Annual Meeting of Stockholders.

        2. To ratify the selection of PricewaterhouseCoopers LLP as the Corporation's independent accountants for 2001.

        3. To consider and vote upon three stockholder proposals described in the accompanying Proxy Statement, if such proposals are presented to the Annual Meeting.

        4. To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on February 23, 2001, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE BY ONE OF THREE CONVENIENT METHODS: BY CALLING THE TOLL-FREE NUMBER LISTED IN THE PROXY CARD INSTRUCTIONS, BY ACCESSING THE INTERNET SITE LISTED IN THE PROXY CARD INSTRUCTIONS OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED BY MAIL, TELEPHONE OR THE INTERNET.

                                            By Order of the Board of Directors,

                                            /s/ William C. Mutterperl
                                            WILLIAM C. MUTTERPERL
                                            Secretary
Boston, Massachusetts
March 12, 2001

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
GENERAL INFORMATION ABOUT VOTING............................       1
ELECTION OF DIRECTORS.......................................       3
     Information about the Nominees.........................       3
     Nominees for Election as Directors.....................       4
     Directors Continuing in Office.........................       6
CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS........      12
     Meetings and Committees................................      12
     Compensation of Directors..............................      13
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS......      14
HUMAN RESOURCES AND BOARD GOVERNANCE COMMITTEE REPORT ON
  EXECUTIVE COMPENSATION....................................      15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............      18
STOCK PERFORMANCE GRAPH.....................................      18
COMPENSATION OF EXECUTIVE OFFICERS..........................      19
     Executive Compensation.................................      19
     Summary Compensation Table.............................      19
     Option Grants in 2000..................................      20
     Aggregated Option Exercises in 2000 and Year-End Option
      Values................................................      21
     Retirement Benefits....................................      21
     Supplemental Death Benefit.............................      22
     Severance Agreements and Employment Agreements.........      22
OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND
  EXECUTIVE OFFICERS........................................      25
     Indebtedness and Other Transactions....................      25
     Compensation Committee Interlocks and Insider
      Participation.........................................      26
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................      27
AUDIT COMMITTEE REPORT......................................      28
RATIFICATION OF THE SELECTION OF THE CORPORATION'S
  INDEPENDENT ACCOUNTANTS...................................      29
STOCKHOLDER PROPOSALS.......................................      30
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL
  MEETING OF STOCKHOLDERS...................................      33
SUMMARY ANNUAL REPORT AND 10-K REPORT.......................      33
APPENDIX A - AUDIT COMMITTEE CHARTER........................     A-1

                       FLEETBOSTON FINANCIAL CORPORATION
                               100 Federal Street
                          Boston, Massachusetts 02110
                            Telephone (617) 434-2200

                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                PROXY STATEMENT

We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 12, 2001. The enclosed proxy is solicited by the Board of Directors ("the Board") of FleetBoston Financial Corporation in connection with the Annual Meeting of Stockholders to be held on April 17, 2001, and any adjournment of that meeting.

          ------------------------------------------------------------

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

If you are a holder of our Common Stock, on our records at the close of business on February 23, 2001 (the "Record Date" for the Annual Meeting), you are entitled to vote at the Annual Meeting. On the Record Date, we had 903,064,900 shares of Common Stock issued and outstanding, exclusive of treasury shares. Each issued and outstanding share of Common Stock will be entitled to one vote on each matter to be voted on at the Annual Meeting and can be voted only if the owner of record is present to vote or is represented by proxy.

HOW ARE VOTES COUNTED?

The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the Annual Meeting for purposes of determining the existence of a quorum.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to elect Directors, to ratify the selection of independent accountants and to decide the stockholder proposals.

The total number of votes that are cast "for" a proposal will determine whether it is adopted. Abstentions are counted in determining the total number of votes cast. While not counted as votes "for" or "against" a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes are not counted in determining the number of votes cast. (A "broker non-vote" occurs when a registered broker holding shares for a customer in the name of the broker has not received voting instructions on a matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. The broker will indicate this on the proxy card.) Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name for their customers are prohibited from giving a proxy to vote such shares with respect to the consideration of the stockholder proposals without specific instructions from their customers.

In voting for the election of Directors, you may cast your vote in favor or against, but you may not specify an abstention. You may indicate abstentions with respect to the approval of the ratification of the selection of independent accountants and consideration of the stockholder proposals.

HOW DO I VOTE? CAN I VOTE BY TELEPHONE OR THE INTERNET?

You may vote your shares in person at the Annual Meeting, or by proxy if you sign, date and return the enclosed proxy card in time for the Annual Meeting and do not subsequently revoke it. You may also vote your shares by proxy by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth in the enclosed proxy card instructions.

If your shares are voted by proxy, they will be voted in accordance with your instructions. If you do not specify how your shares are to be voted, then your shares will be voted FOR the election of directors and the ratification of the selection of the independent accountants and AGAINST the three stockholder proposals. We are not aware of any matter to be considered at the Annual Meeting other than those referred to in this Proxy Statement. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

If you want to vote in person at the meeting and you hold your shares through a bank or broker, you will need to obtain a written proxy from your bank or broker that authorizes you to vote those shares.

CAN I REVOKE MY VOTING INSTRUCTIONS?

You may revoke your signed proxy card at any time before it is voted either by signing and returning a proxy card with a later date, delivering a written revocation letter to William C. Mutterperl, Secretary of the Corporation, or by attending the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Mr. Mutterperl's mailing address is FleetBoston Financial Corporation, 100 Federal Street, Boston, Massachusetts 02110. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

WHAT DO I NEED TO DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

If you hold shares of our Common Stock in your name on the record date and you plan to attend the Annual Meeting, you need to bring a form of personal identification with you in order to be admitted to the Annual Meeting. If you want to attend the Annual Meeting and you do not hold shares in your name but hold them through a bank or broker, you will need to present a letter from your bank or broker that confirms your ownership of those shares in order to be admitted to the Annual Meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership.

WHO PAYS THE EXPENSES OF THIS SOLICITATION?

We bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy card for the Annual Meeting. We have retained
Georgeson & Co., New York, NY, to assist in the solicitation of proxies and we will compensate them in an estimated amount of $15,000 plus reasonable out-of-pocket expenses. In addition to the solicitation by Georgeson & Co. and solicitation by use of the mails, employees of our principal subsidiary, Fleet National Bank (the "Bank") may solicit proxies by personal interview, by telephone or by other means of communication, without any additional compensation. We will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, with proxy materials for transmittal to the beneficial owners. We will reimburse the record holders for their reasonable expenses in transmitting those materials.

                             ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES. As of the date of this Proxy Statement, our Board consists of 26 persons. The Board is divided into three classes, with each class serving staggered terms of three years. Seven Director nominees are to be elected for terms of office that will expire at the 2004 Annual Meeting. The nominees are: Joel B. Alvord, Daniel P. Burnham, T. J. Dermot Dunphy, Robert J. Higgins, Henrique de Campos Meirelles, T. Joseph Semrod and Paul R. Tregurtha. James F. Hardymon, Thomas R. Piper and Thomas C. Quick, who currently serve on the Board, will be retiring from the Board following the Annual Meeting. Accordingly, only limited information is included in this Proxy Statement with respect to Messrs. Hardymon, Piper and Quick. Messrs. Alvord and Tregurtha have served on the Board since 1995 and Messrs. Burnham, Higgins and Meirelles have served on the Board since 1999. Messrs. Dunphy and Semrod were elected to the Board effective March, 2001 following the merger of Summit Bancorp. ("Summit") and the Corporation. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons designated by the Board. The following information with respect to the Director nominees, as well as the Directors whose terms of office expire in 2002 and 2003, is set forth in this Proxy Statement: name, age, the number of shares of the Corporation's Common Stock beneficially owned as of March 1, 2001, the year in which the individual became a Director of the Corporation, principal occupation, business or professional experience during the past five years, the standing committees of the Board on which the individual serves as a member, and the names of any public companies, other than the Corporation, for which the individual serves as a Director. THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

                       NOMINEES FOR ELECTION AS DIRECTORS
             TERMS EXPIRE AT THE 2004 ANNUAL STOCKHOLDERS' MEETING

[Joel B. Alvord PHOTO]
    JOEL B. ALVORD
        Age 62
  Director since 1995

  Shares: 250,848(1)

PRESIDENT AND MANAGING DIRECTOR OF SHAWMUT CAPITAL PARTNERS, INC.

- President and Managing Director of Shawmut Capital Partners, Inc. (venture capital buy-out firm) since 1997

-  Chairman of the Corporation from 1995 to 1997

-  Other Public Company Directorships: Cuno Incorporated

-  Current Committees: Executive (Chair)
                       Community Investment and Public Policy

(1) In addition to shares directly held, includes 162,000 shares which Mr.
                     Alvord has a right to acquire under the Corporation's long-term incentive plans, 8,960 shares held by a family foundation, and 10,711 stock units held under the Corporation's Director Deferred Compensation and Stock Unit Plan (the "Directors' Plan").

  [Daniel P. Burnham
        PHOTO]
   DANIEL P. BURNHAM
        Age 54
  Director since 1999

   Shares: 5,865(2)

CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RAYTHEON
                     COMPANY

- Chairman and Chief Executive Officer of Raytheon Company since 1999, President and Chief Executive Officer from December, 1998 to 1999, and President and Chief Operating Officer from July, 1998 to December, 1998

- Vice Chairman of Allied Signal, Inc. from 1997 to 1998 and President of Allied Signal Aerospace from 1992 to 1997

-  Other Public Company Directorships: Raytheon Company

-  Current Committees: Risk Management

(2) In addition to shares directly held, includes 3,146 stock units held under the Directors' Plan, 115 stock units held under the BankBoston Corporation ("BankBoston") Director Stock Award Plan (the "BKB Director Stock Award Plan") and 2,368 shares which Mr. Burnham has a right to acquire under the BankBoston Stock Option Plan for Non-Employee Directors (the "BKB Director Stock Option Plan").

                       NOMINEES FOR ELECTION AS DIRECTORS
             TERMS EXPIRE AT THE 2004 ANNUAL STOCKHOLDERS' MEETING

  [T.J. Dermot Dunphy
        PHOTO]
  T.J. DERMOT DUNPHY
        Age 68
 Director since March,
         2001

    Shares: 119,216
CHAIRMAN OF KILDARE ENTERPRISES, LLC AND RETIRED CHAIRMAN AND CHIEF EXECUTIVE
                     OFFICER OF SEALED AIR CORPORATION
- Chairman of Kildare Enterprises, LLC (private equity investment and management firm) since November, 2000
- Retired Chairman of Sealed Air Corporation since November, 2000, Chairman of Sealed Air Corporation (specialty and protective packaging materials and systems) from 1996 to November, 2000, Chief Executive Officer from 1971 to 2000, and President from 1971 to 1996
-  Director of Summit from 1984 to March, 2001
- Other Public Company Directorships: Sealed Air Corporation and Public Service Enterprise Group Incorporated

  [Robert J. Higgins
        PHOTO]
   ROBERT J. HIGGINS
        Age 55
  Director since 1999

 Shares: 1,223,781(3)
PRESIDENT OF CONSUMER BANKING AND INVESTMENT SERVICES OF THE CORPORATION
- President of Consumer Banking and Investment Services of the Corporation since 2000, President of Commercial and Retail Banking from 1999 to 2000, President and Chief Operating Officer from 1997 to 1999, and Vice Chairman from 1993 to 1997
-  Current Committees: Community Investment and Public Policy
                       Trust

(3) In addition to shares held directly or through the Corporation's 401(k)
                     plan, includes 769,667 shares which Mr Higgins has a right to acquire within 60 days under the Corporation's long-term incentive plans, 220,000 restricted shares acquired under those plans and as to which Mr. Higgins has sole voting but no investment authority, and 12,195 shares held by a family foundation.

  [Henrique de Campos
   Meirelles PHOTO]
  HENRIQUE DE CAMPOS
       MEIRELLES
        Age 55
  Director since 1999

 Shares: 1,132,504(4)
PRESIDENT OF CORPORATE AND GLOBAL BANKING OF THE CORPORATION
- President of Corporate and Global Banking of the Corporation since 2000 and President of Global Banking and Financial Services from 1999 to 2000
- President and Chief Operating Officer of BankBoston from 1996 to 1999, and Regional Manager in Brazil from 1984 to 1996
- Other Public Company Directorships: Best Foods, Inc., Champion International Corporation, and Raytheon Company
-  Current Committees: Community Investment and Public Policy
                       Trust

(4) In addition to shares directly held, includes 755,915 shares which Mr.
                     Meirelles has a right to acquire within 60 days under the Corporation's long-term incentive plans, and 150,000 restricted shares acquired under those plans and as to which Mr. Meirelles has sole voting but no investment authority.

                       NOMINEES FOR ELECTION AS DIRECTORS
             TERMS EXPIRE AT THE 2004 ANNUAL STOCKHOLDERS' MEETING

   [T. Joseph Semrod
        PHOTO]
   T. JOSEPH SEMROD
        Age 64
 Director since March,
         2001

 Shares: 1,543,365(5)
VICE CHAIRMAN OF THE CORPORATION AND CHAIRMAN OF THE CORPORATION'S NEW JERSEY
                     OPERATIONS
- Vice Chairman of the Corporation and Chairman of the Corporation's New Jersey operations since March, 2001
- Chairman of the Board and Chief Executive Officer of Summit from 1981 to March, 2001, Chairman of the Board and President of Summit from 1981 to 1996
-  Director of Summit from 1981 to March, 2001

(5) In addition to shares directly held, includes 999,610 shares which Mr.
                     Semrod has a right to acquire within 60 days under the Corporation's long-term incentive plans, 200,000 restricted shares acquired under those plans as to which Mr. Semrod has sole voting but no investment authority, 1,089 shares owned by his spouse, 1,199 shares owned by one of his children directly and 883 shares held by his spouse as custodian for one of his children.

  [Paul R. Tregurtha
        PHOTO]
   PAUL R. TREGURTHA
        Age 65
  Director since 1995

   Shares: 35,605(6)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF MORMAC MARINE GROUP, INC. AND MORAN
                     TRANSPORTATION COMPANY
- Chairman and Chief Executive Officer of Mormac Marine Group, Inc. (marine shipping company) since 1988, Chairman and Chief Executive Officer of Moran Transportation Company (tug and barge shipping company) since 1999, and Chairman of Moran Transportation Company from 1994 to 1999
- Other Public Company Directorships: Alliance Resource Management GP, LLC, Brown & Sharpe Manufacturing Co., FPL Group, Inc., and Teachers Insurance and Annuity Association
-  Current Committees: Risk Management (Chair)

(6) In addition to shares directly held, includes 9,823 stock units held under the Directors' Plan.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2002 ANNUAL STOCKHOLDERS' MEETING [PAUL J. CHOQUETTE, JR.
        PHOTO]
PAUL J. CHOQUETTE, JR.
        Age 62
  Director since 1982

   Shares: 37,953(7)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GILBANE BUILDING COMPANY
- Chairman and Chief Executive Officer of Gilbane Building Company since 1997, and President and Director of Gilbane Building Company since 1981
-  Other Public Company Directorships: Carlisle Companies, Inc.
-  Current Committees:  Executive
                        Risk Management

(7) In addition to shares directly held, includes 15,484 stock units held under the Directors' Plan and 4,400 shares owned by his spouse.

   [Alice F. Emerson
        PHOTO]
   ALICE F. EMERSON
        Age 69
  Director since 1999

   Shares: 28,010(8)
SENIOR ADVISOR, THE ANDREW W. MELLON FOUNDATION AND PRESIDENT EMERITA OF WHEATON
                     COLLEGE, NORTON,
MASSACHUSETTS
- Senior Advisor, The Andrew W. Mellon Foundation since 1998, Senior Fellow, from 1991 to 1998
-  President of Wheaton College from 1975 to 1991
- Other Public Company Directorships: AES Corporation and Eastman Kodak Company
-  Current Committees:  Audit
                        Trust (Chair)

(8) In addition to shares directly held, includes 2,338 stock units held under the Directors' Plan, 13,568 stock units held under the BankBoston Directors Retirement Benefits Exchange Program (the "BKB Exchange Program"), 2,308 stock units held under the BKB Director Stock Award Plan and 7,104 shares which Ms. Emerson has a right to acquire under the BKB Director Stock Option Plan.

   [Robert M. Kavner
        PHOTO]
   ROBERT M. KAVNER
        Age 57
  Director since 1986

   Shares: 16,650(9)
VICE CHAIRMAN OF IDEALAB!
-  Vice Chairman of idealab! (creates and operates Internet businesses) since
   1998
- President, Chief Executive Officer and Director of On Command Corp. (provides in-room video services to the lodging industry) from 1996 until 1998
- Executive of Creative Artists Agency, Inc. and Managing Director of Kavner & Associates from 1994 until 1996
- Other Public Company Directorships: GoTo.com, Inc. and Jupiter Media Metrix, Inc.
-  Current Committees: Human Resources and Board Governance

(9) In addition to shares directly held, includes 10,170 stock units held under the Directors' Plan.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2002 ANNUAL STOCKHOLDERS' MEETING

  [Donald F. McHenry
        PHOTO]
   DONALD F. MCHENRY
        Age 64
  Director since 1999

  Shares: 33,709(10)
DISTINGUISHED PROFESSOR OF DIPLOMACY AND
INTERNATIONAL RELATIONS, GEORGETOWN UNIVERSITY,
WASHINGTON, D.C. AND PRESIDENT OF THE IRC GROUP
- Distinguished Professor at Georgetown University since 2000 and University Research Professor at Georgetown University from 1981 to 2000
-  President of The IRC Group (international relations consulting) since 1983
- Other Public Company Directorships: AT&T Corp., The Coca-Cola Company, GlaxoSmithKline, PLC and International Paper Company
-  Current Committees: Audit (Chair)
                       Executive

(10) In addition to shares directly held, includes 1,628 stock units held under the Directors' Plan, 10,685 stock units held under the BKB Exchange Program, 3,276 stock units held under the BKB Director Stock Award Plan and 7,104 shares which Mr. McHenry has a right to acquire under the BKB Director Stock Option Plan.

  [Michael B. Picotte
        PHOTO]
  MICHAEL B. PICOTTE
        Age 53
  Director since 1989

  Shares: 79,803(11)
MANAGING GENERAL PARTNER AND CHIEF EXECUTIVE OFFICER OF THE PICOTTE COMPANIES
- Managing General Partner and Chief Executive Officer of The Picotte Companies (real estate ownership and management companies) since 1989
-  Current Committees: Audit

   (11) In addition to shares directly held, includes 17,317 stock units held under the Directors' Plan, 6,514 shares held by family foundations and 18,090 shares held by a company in which Mr. Picotte is a stockholder.

 [Francene S. Rodgers
        PHOTO]
  FRANCENE S. RODGERS
        Age 54
  Director since 1999

  Shares: 12,951(12)
CHIEF EXECUTIVE OFFICER OF WFD, INC.
- Founder and Chief Executive Officer of WFD, Inc. (service and consulting firm on employee commitment) since 1983
-  Current Committees: Community Investment and Public Policy
                       Risk Management

                    (12) In addition to shares directly held, includes 3,339 stock units held under the Directors' Plan, 1,324 stock units held under the BKB Director Stock Award Plan and 7,104 shares which Ms. Rodgers has a right to acquire under the BKB Director Stock Option Plan.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2002 ANNUAL STOCKHOLDERS' MEETING

 [John W. Rowe PHOTO]
     JOHN W. ROWE
        Age 55
  Director since 1999

  Shares: 23,809(13)
PRESIDENT AND CO-CHIEF EXECUTIVE OFFICER OF EXELON
                     CORPORATION
- President and Co-Chief Executive Officer of Exelon Corporation (energy company) since October, 2000
- Chairman, President and Chief Executive Officer of Unicom Corp. (energy company) and Commonwealth Edison Company from 1998 to October, 2000
- President and Chief Executive Officer of New England Electric System from 1989 to 1998
- Other Public Company Directorships: Exelon Corporation, UNUM Provident Corporation and Wisconsin Central Transportation Co.
-  Current Committees: Community Investment and Public Policy (Chair)

(13) In addition to shares directly held, includes 1,956 stock units held under the Directors' Plan, 5,258 stock units held under the BKB Exchange Program, 3,276 stock units held under the BKB Director Stock Award Plan, 7,104 shares which Mr. Rowe has a right to acquire under the BKB Director Stock Option Plan and 947 shares owned by his spouse.

[Thomas M. Ryan PHOTO]
    THOMAS M. RYAN
        Age 48
  Director since 1997

   Shares: 8,870(14)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CVS CORPORATION
- Chairman and Chief Executive Officer of CVS Corporation since 1999, President and Chief Executive Officer from 1998 to 1999, and President and Chief Executive Officer of CVS Pharmacy, Inc. from 1994 until 1998
- Other Public Company Directorships: CVS Corporation and Reebok International, Ltd.
-  Current Committees: Risk Management

(14) In addition to shares directly held, includes 7,370 stock units held under the Directors' Plan and 500 shares owned by his spouse.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2003 ANNUAL STOCKHOLDERS' MEETING

 [WILLIAM BARNET, III
        PHOTO]
  WILLIAM BARNET, III
        Age 58
  Director since 1988

  Shares: 54,952(15)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF WILLIAM
BARNET & SON, INC.
- Chairman and Chief Executive Officer of William Barnet & Son, Inc. (synthetic fiber processing company) since 2000, and President and Chief Executive Officer from 1976 to 2000
-  Current Committees: Audit

(15) In addition to shares directly held, includes 31,269 stock units held under the Directors' Plan.

[John T. Collins PHOTO]
    JOHN T. COLLINS
        Age 54
  Director since 1995

  Shares: 122,151(16)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE COLLINS GROUP, INC.
-  Chairman and Chief Executive Officer of The Collins Group, Inc. since 1990
-  Current Committees:  Executive
                        Human Resources and Board Governance

(16) In addition to shares directly held, includes 7,027 stock units held under the Directors' Plan.

  [William F. Connell
        PHOTO]
  WILLIAM F. CONNELL
        Age 62
  Director since 1999

  Shares: 127,899(17)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CONNELL
                     LIMITED PARTNERSHIP
- Chairman and Chief Executive Officer of Connell Limited Partnership (metals recycling and the manufacture of industrial products) since 1987
- Other Public Company Directorships: Harcourt General, Inc. and Liberty Financial Companies, Inc.
-  Current Committees:  Executive
                        Human Resources and Board Governance

(17) In addition to shares directly held, includes 3,263 stock units held under the Directors' Plan, 2,826 stock units held under the BKB Exchange Program and 7,104 shares which Mr. Connell has a right to acquire under the BKB Director Stock Option Plan.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2003 ANNUAL STOCKHOLDERS' MEETING

  [Gary L. Countryman
        PHOTO]
  GARY L. COUNTRYMAN
        Age 61
  Director since 1999

  Shares: 27,122(18)
CHAIRMAN EMERITUS OF LIBERTY MUTUAL INSURANCE COMPANY
- Chairman Emeritus of Liberty Mutual Insurance Company since April, 2000, Chairman from 1991 to April, 2000, and Chief Executive Officer from 1987 to 1998
- Other Public Company Directorships: Harcourt General, Inc., Liberty Financial Companies, Inc., and NSTAR
-  Current Committees:  Executive
                        Human Resources and Board Governance

(18) In addition to shares directly held, includes 1,662 stock units held under the Directors' Plan, 10,176 stock units held under the BKB Exchange Program, 296 stock units held under the BKB Director Stock Award Plan and 7,104 shares which Mr. Countryman has a right to acquire under the BKB Director Stock Option Plan.

  [Charles K. Gifford
        PHOTO]
  CHARLES K. GIFFORD
        Age 58
  Director since 1999

 Shares: 1,838,079(19)
PRESIDENT AND CHIEF OPERATING OFFICER OF THE CORPORATION
-  President and Chief Operating Officer of the Corporation since 1999
- Chairman and Chief Executive Officer of BankBoston from 1997 to 1999, Chief Executive Officer from 1996 to 1997, and Chairman, President and Chief Executive Officer from 1995 to 1996
- Other Public Company Directorships: Massachusetts Mutual Life Insurance Company and NSTAR
-  Current Committees: Executive

(19) In addition to shares directly held, includes 1,058,085 shares which Mr.
                     Gifford has a right to acquire within 60 days under the Corporation's long-term incentive plans, 150,000 restricted shares acquired under those plans and as to which Mr. Gifford has sole voting but no investment authority, 982 shares held as custodian for two of his children, 3,542 shares owned by one of his children directly and 491 shares which he owns jointly with one of his children.

[Marian L. Heard PHOTO]
    MARIAN L. HEARD
        Age 60
  Director since 1998

   Shares: 6,337(20)
PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE UNITED WAY OF MASSACHUSETTS BAY AND
                     CHIEF EXECUTIVE OFFICER OF THE UNITED WAYS OF NEW ENGLAND
- President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of the United Ways of New England since 1992
- Other Public Company Directorships: CVS Corporation and Liberty Financial Companies, Inc.
-  Current Committees: Community Investment and Public Policy
                       Trust

(20) In addition to shares directly held, includes 6,134 stock units held under the Directors' Plan.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2003 ANNUAL STOCKHOLDERS' MEETING

 [Thomas J. May PHOTO]
     THOMAS J. MAY
        Age 53
  Director since 1999

  Shares: 16,743(21)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NSTAR
- Chairman and Chief Executive Officer of NSTAR (energy utility company) and its principal operating companies (Boston Edison, ComElectric, ComGas and Cambridge Electric) since 1999
- Chairman and Chief Executive Officer of Boston Edison Company from 1994 to 1999 and President from 1995 to 1999
- Other Public Company Directorships: NSTAR, Liberty Financial Companies, Inc., New England Business Services, Inc. and RCN Corporation
-  Current Committees: Human Resources and Board Governance

(21) In addition to shares directly held, includes 3,263 units held under the
                     Directors' Plan, 1,865 stock units held under the BKB Exchange Program, 3,276 stock units held under the BKB Director Stock Award Plan and 7,104 shares which Mr. May has a right to acquire under the BKB Director Stock Option Plan.

[Terrence Murray PHOTO]
    TERRENCE MURRAY
        Age 61
  Director since 1976

 Shares: 2,212,552(22)
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CORPORATION
- Chairman and Chief Executive Officer of the Corporation since 1997, President and Chief Executive Officer from 1995 to 1996, and Chairman, President and Chief Executive Officer from 1989 to 1995
- Other Public Company Directorships: A.T. Cross Company, Allmerica Financial Corporation and CVS Corporation
-  Current Committees: Executive

(22) In addition to shares directly held, includes 1,396,667 shares which Mr.
                     Murray has a right to acquire within 60 days under the Corporation's long-term incentive plans, 325,001 restricted shares acquired under those plans and as to which Mr. Murray has sole voting but no investment authority, 341,121 shares held by a trust under which Mr. Murray is a beneficiary, 31,000 shares held by a family charitable foundation, 12,035 shares held by a company in which Mr. Murray is a stockholder and 23,020 shares held by a trust under which Mr. Murray and members of his family are beneficiaries.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS MEETINGS AND COMMITTEES

GENERAL. During 2000, the Board met 10 times. The Board has an Executive Committee, an Audit Committee, a Community Investment and Public Policy Committee, a Human Resources and Board Governance Committee, and a Risk Management Committee, the members of which are appointed each year. Each member of the Executive, Audit, Community Investment and Public Policy, and Risk Management Committees of the Corporation is also a member of the corresponding committee of the Bank. No member of the Audit, Human Resources and Board Governance or Risk Management Committee is an employee of the Corporation or its subsidiaries. In addition to the Committees noted above, the Bank has a Trust Committee.

EXECUTIVE COMMITTEE. The Executive Committee may, during the interval between Board meetings, exercise all of the authority of the Board, except those powers that are expressly reserved to the Board under law or the Corporation's By-Laws. The members of the Executive Committee are also members of the Executive Committee of the Bank and their meetings, when held, are held jointly. The Executive Committee did not meet in 2000.

AUDIT COMMITTEE. The Audit Committee oversees the scope of the Corporation's internal audit program, the independence of the outside accountants, the adequacy of the Corporation's system of internal controls and procedures, and the adequacy of management's action with respect to recommendations arising from those auditing activities. The Audit Committee also oversees the Corporation's regulatory compliance. The functions of the Audit Committee also include recommending the appointment of the Corporation's independent accountants, overseeing the duties of the Director of Corporate Audit and his staff and initiating and supervising examinations of the financial statements or activities of the Corporation. The Audit Committee also receives reports on bank regulatory examinations of the Corporation and its subsidiaries and reports from the Director of Corporate Audit regarding internal audit activities conducted throughout the Corporation and its subsidiaries. The members of the Corporation's Audit Committee are also members of the Audit Committee of the Bank and customarily hold joint meetings of both Committees. The Audit Committee of the Corporation held five meetings in 2000. The Audit Committee's report is included on page 28 of this Proxy Statement.

Compliance with NYSE Requirements. The Corporation is required by the Rules of the NYSE to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the Board of Directors of the Corporation has approved the Audit Committee's written charter. A copy of the Audit Committee's charter is included as Appendix A to this Proxy Statement. In addition, the Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and other applicable requirements of the NYSE's listing standards.

HUMAN RESOURCES AND BOARD GOVERNANCE COMMITTEE. The Human Resources and Board Governance Committee is responsible for overseeing human resources policies and systems, compensation and benefit plans (including management bonuses and equity-based awards), senior officer appointments, and succession planning. The Committee approves, or recommends to the Board for its approval, the compensation of top executives of the Corporation, and discharges duties under various benefit and incentive compensation plans for the Corporation. The Committee is also responsible for establishing guidelines for Board composition and Director qualifications and periodically assessing the effectiveness of the Board and its committees. In 2000, the Human Resources and Board Governance Committee held five meetings.

RISK MANAGEMENT COMMITTEE. The Risk Management Committee is responsible for oversight of certain corporate risk areas, including credit and market risk, and asset and liability management. The members of the Corporation's Risk Management Committee are also members of the Risk Management Committee of the Bank and customarily hold joint meetings of both Committees. The Risk Management Committee held four meetings in 2000.

COMMUNITY INVESTMENT AND PUBLIC POLICY COMMITTEE. The Community Investment and Public Policy Committee is responsible for reviewing management's policies, practices and performance related to work force diversity, community affairs activities, charitable contributions, compliance with the Community Reinvestment Act and certain other related consumer laws and regulations. The members of the Community Investment and Public Policy Committee are also members of the Community Investment and Public Policy Committee of the Bank and customarily hold joint meetings of both Committees. The Community Investment and Public Policy Committee held five meetings in 2000.

TRUST COMMITTEE. The functions of the Trust Committee of the Bank include reviewing and approving general policies pertaining to the exercise of fiduciary powers by the Bank and overseeing the exercise of those powers and compliance with those policies. The Bank's Trust Committee held four meetings in 2000.

ATTENDANCE AND OTHER MATTERS. In 2000, all Board members attended more than 75% of the aggregate of the meetings of the Board and its Committees on which they served.

The Board has no standing nominating committee. The Board as a whole reviews the qualifications of nominee Directors and recommends to the stockholders the election of the Corporation's Directors. A stockholder may nominate a person for election as a Director by complying with Section 3.15 of the Corporation's By-Laws, which provides that advance notice of a nomination must be delivered to the Corporation and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-Law provision may be obtained by writing to FleetBoston Financial Corporation, Attn: William C. Mutterperl, Secretary, 100 Federal Street, Boston, Massachusetts 02110.

Agreements Related to the Election of Directors. In accordance with the terms of their employment agreements, discussed later in this Proxy Statement, the Corporation has agreed to support the election and re-election to the Board of Messrs. Gifford, Meirelles and Higgins during the period specified in their agreements. Under the terms of Mr. Alvord's employment agreement, the Corporation will support Mr. Alvord's election and re-election to the Board until Mr. Alvord reaches age 65, and Mr. Alvord will serve until his 65th birthday as Chairman of the Executive Committee of the Board or in such other capacity as the Corporation and Mr. Alvord shall agree. In connection with the Summit merger, the Corporation agreed to appoint Messrs. Semrod and Dunphy to the class of Directors with terms expiring at the 2004 Annual Meeting.

COMPENSATION OF DIRECTORS

ANNUAL RETAINER AND MEETING FEES. For their service on the Board, Directors (other than Messrs. Murray, Gifford, Higgins, Meirelles and Semrod) receive an annual retainer of $50,000, plus $1,500 for each Board meeting attended and $1,000 for each telephonic meeting attended. Committee members receive $1,000 per Committee meeting attended and $750 for each telephonic meeting attended, and each Committee Chairman is paid an annual retainer of $7,000 per year. Committee retainers and meeting fees are not paid to Directors who are officers of the Corporation or one of its subsidiaries.

Under the Directors' Plan, defined below, 50% of each Director's annual retainer is mandatorily deferred into stock units. Directors also may elect to defer all or a portion of their remaining annual retainer, any Committee Chairman retainer and meeting fees into stock units or a fixed-rate account, or a combination of the two.

DIRECTOR DEFERRED COMPENSATION AND STOCK UNIT PLAN (the "Directors' Plan"). The Directors' Plan is designed to link the Directors' compensation more closely with the interests of stockholders. Pursuant to the Directors' Plan, in addition to the annual retainer discussed above, each non-employee Director currently receives an annual award of stock units equal to $30,000. The stock units are payable in shares of the Corporation's Common Stock following termination of service as a Director.

RETIREMENT PLAN. The Corporation previously maintained a retirement plan for its non-employee Directors. Under this plan, a Director became eligible for benefits after he or she served on the Board for at least five years. The plan provided the participant a retirement benefit of $200,000 after 10 years of service. All current Directors who were participating in this plan converted their accumulated balances into stock units under the Directors' Plan described above, based on the fair market value of the Corporation's Common Stock on April 15, 1998.

ASSUMED PLANS -- GENERAL. In connection with certain mergers and acquisitions, the Corporation has assumed benefit plans applicable to former

Directors of such entities who joined the Board of the Corporation. No future awards are being made under these plans.

BANKBOSTON. In connection with the BankBoston merger, the Corporation assumed three BankBoston director plans. Under the BKB Director Stock Award Plan, non-employee directors received awards of common stock that they could defer. In connection with the BankBoston merger, the deferred shares were converted into stock units that are payable in shares of the Corporation's Common Stock when the Director's term expires or upon the Director's death. The terms of the BKB Director Stock Award Plan continue to apply to any outstanding units held by Mss. Emerson and Rodgers and Messrs. Burnham, Countryman, May, McHenry and Rowe.

The BKB Exchange Program was established so that directors could convert accrued retirement benefits into deferred or restricted stock of BankBoston. In connection with the merger, the deferred shares were converted into stock units that are payable in shares of the Corporation's Common Stock when the Director retires from the Board or dies. The terms of the BKB Exchange Program continue to apply to any outstanding units held by Ms. Emerson and Messrs. Connell, Countryman, May, McHenry and Rowe.

The BKB Director Stock Option Plan provided for an annual grant of options to each non-employee BankBoston director. In connection with the BankBoston merger, the options held by Mss. Emerson and Rodgers and Messrs. Burnham, Connell, Countryman, May, McHenry and Rowe were converted into options for the Corporation's Common Stock.

SHAWMUT. In connection with the Shawmut National Corporation ("Shawmut") merger, the Corporation assumed obligations under an irrevocable trust agreement that holds life insurance policies with respect to the former Shawmut directors. The policies fund a charitable giving program under which the eligible Directors are permitted to recommend up to four tax-exempt charities to receive contributions. Upon a Director's death, annual charitable contributions will be made for a period of 10 years and the amount of the annual contribution, in the aggregate, will be $100,000. Directors derive no financial benefit from the program. The current Directors of the Corporation eligible for this program are Messrs. Alvord, Collins and Tregurtha.

SUMMIT. In connection with the Summit merger, the Corporation assumed obligations under Summit's retirement plan for non-employee directors. Under the plan, Mr. Dunphy will be entitled to receive annually, for 10 years following the termination of his service on the Board, a payment equal to the higher of
(i) the annual retainer at the time his Board service terminates, or (ii) the highest annual retainer in effect at any time during the two-year period immediately preceding the Summit merger.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Shares owned as of March 1, 2001 by the Director nominees and the Directors whose terms of office expire in 2002 and 2003, including Messrs. Murray, Gifford, Higgins and Meirelles are described above under "Election of Directors." As of March 1, 2001, Mr. Sarles beneficially owned 1,207,850 shares. Mr. Sarles' ownership includes 665,001 shares, which he has a right to acquire within 60 days under the Corporation's long-term incentive plans, 180,000 restricted shares acquired under the Corporation's long-term incentive plans and as to which he has sole voting but no investment authority, and 400 shares owned by his children. As of March 1, 2001, current Directors and executive officers, in the aggregate, beneficially owned 1.93% of the issued and outstanding shares of the Corporation's Common Stock. The number of shares of the Corporation's Common Stock beneficially owned by each Director or Named Executive Officer does not equal or exceed 1% of the outstanding shares of the Corporation's Common Stock. No Director or executive officer of the Corporation beneficially owns any other equity security of the Corporation.

                 HUMAN RESOURCES AND BOARD GOVERNANCE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Human Resources and Board Governance Committee (the "Committee") is composed entirely of six non-employee members of the Board who initiate all compensation actions for the Chief Executive Officer ("CEO") and review and approve the compensation for all executive officers.

The Committee has prepared the following statement for inclusion in this Proxy
Statement:

COMPENSATION PHILOSOPHY

This report reflects the Corporation's compensation philosophy and describes the actions taken by the Corporation for 2000, as shown in the various tables supporting this report. The Corporation has designed its executive compensation program to:

- Motivate key executives to continue to achieve strategic business initiatives and to reward them for their achievement;

- Strongly emphasize variable compensation by using performance-based bonus and equity awards which support a pay-for-performance policy that differentiates compensation amounts based on a discretionary evaluation of results in three key areas: corporate, business unit and individual performance;

- Provide compensation opportunities that are comparable to those offered by peer organizations in order to allow the Corporation to compete for and retain talented executives who are critical to its long-term success; and

- Align the long-term interests of executives with the interests of stockholders through award opportunities that can increase the executives' ownership of the Corporation's Common Stock.

The Corporation's goal is to ensure a strong link between pay and performance: over 90% of the total compensation opportunity for the CEO and the four other most highly compensated officers identified in the Summary Compensation Table (the "Named Executive Officers"), and a significant portion for other senior executives, is in at-risk annual bonus and equity-based compensation. For 2000, the Corporation targeted total compensation, including base salary, annual and long-term incentive compensation, for the Named Executive Officers and other senior executives, to be between the median and 75th percentile of compensation paid to the executives in comparable positions at the comparator banks for the following reasons:

- To recognize the significant integration of the Corporation and BankBoston, including achievement of all cost savings and divestiture targets;

- To recognize the continued strategic strengthening of the organization, evidenced by the merger with Summit, New Jersey's premier banking organization, and the acquisition of M. J. Meehan & Co., a NYSE specialist firm;

- To recognize the overall strong performance of the organization; and

- To motivate and reward executives for long-term success by using equity-based compensation as a significant component of total compensation, thereby linking financial value to the future performance of the Corporation.

For the Named Executive Officers, the comparator banks are those domestic banks with assets of at least $100 billion (the "Peer Group"). The Peer Group is the group reflected in the Stock Performance Graph.

Annually, the Corporation participates in several compensation studies to determine the competitiveness of its compensation program for all executives. Participants in these surveys include other large banking and financial services institutions with significant international, corporate and investment banking businesses, large regional banking organizations and other firms which appropriately represent the Corporation's competitive market.

The Corporation's executive compensation program is composed of salary, annual incentive and long-term incentive opportunities in the form of stock options and restricted stock, and benefits typically offered to executives by the Peer Group. These key elements provide a competitive, well-balanced total compensation program that is supportive of the Corporation's strategies, including its objective of seeking deductibility for compensation costs related to its Named Executive Officers to the extent permitted under Section 162(m) of the Internal Revenue Code.

BASE SALARY

The purpose of the base salary is to provide a basic level of income that recognizes the market value of the position, as well as the individual's performance and experience. None of the Named Executive Officers received a salary adjustment in 2000. Salary adjustments that were provided to other key executives were given based on their personal contributions to business unit and corporate results, their actual salaries relative to the median for comparable positions in the appropriate peer group, and the Corporation's overall salary budget for the year. No specific weighting is applied, as all of these factors are important. The Committee believes that the salaries for 2000 are consistent with competitive practice.

ANNUAL INCENTIVE

The Corporation's executive bonus plans support the objective of paying for performance that increases stockholder value by providing for bonuses under the plans only if the Corporation achieves specified targets of Return on Equity
(ROE) and net income.

(1) Named Executive Officer (NEO) Bonus Plan. The NEO Bonus Plan permits the Committee to award bonuses to the Named Executive Officers only if certain performance goals related to net income and ROE are achieved for the year. Under the terms of the NEO Bonus Plan and on the basis of the Corporation's performance in 2000, the maximum bonus award allowed under the plan to the CEO and to each of the other Named Executive Officers individually is $9.408 million. The Committee has the discretion to decrease (but not to increase) the bonus amount and has exercised this discretion with respect to the 2000 bonus awards.

(2) Management Bonus Plan. The purpose of the Management Bonus Plan, in which the Corporation's executive officers, other than the Named Executive Officers, as well as other eligible employees, participate, is to reward and motivate them for the achievement of important strategic and business objectives in a given year. The plan provides for a bonus pool that is based on competitive market practice, determined by the Corporation's performance in achieving pre-established target levels of ROE (50% of the bonus pool) and net income (20% of the bonus pool). The remaining 30% of the bonus pool is available to account for extraordinary events, measures not specifically reflected in ROE and net income, and individual performance.

LONG-TERM STOCK INCENTIVE

The purpose of long-term stock incentive awards is to encourage significant ownership of the Corporation's Common Stock by key officers and employees. This approach aligns the interests of executives with the interests of stockholders and focuses them on the achievement of long-term results. In granting stock awards to the Named Executive Officers, the Committee took into account the executive's level of responsibility and the practices in the Peer Group. The Committee did not consider the amount of stock options or restricted stock already held by the executive when it granted individual stock awards in 2000.

Stock options are awarded at the fair market value on the date of the grant, so that the gains for the executive officers are comparable to those of a stockholder purchasing a share of Common Stock on the same date. Generally, options vest in one-third increments, beginning on the first anniversary of the date of the grant, and generally expire 10 years from the date of the grant.

In order to retain certain executives who are critical to the strategic and business initiatives contributing to the long-term success of the Corporation, the Corporation has awarded them restricted stock that vests over a specified time-frame ranging from two to five years from the date of the award.

In 1999, the Committee awarded performance-based restricted stock under the Corporation's 1996 Long-Term Incentive Plan (the "1996 Plan") to several executive officers, including the CEO and the other Named Executive Officers. The lapsing of performance-based restrictions on the shares of stock awarded was dependent upon Committee certification that the Corporation had achieved certain targets related to return on assets (ROA), ROE or cost savings (see footnote 3, Summary Compensation Table). If the Committee certified that the final cost savings target was met at the end of any restricted period, the performance-based restrictions would lapse as to all remaining restricted shares. The shares would remain subject to time-based vesting restrictions. The Committee certified in December, 2000, that the Corporation had met the final cost savings target. Accordingly, the shares were no longer subject to performance-based restrictions but remained subject to the condition that the executives be employed by the Corporation through the end of each restricted period. One-sixth of the shares vested following the restricted period ending on December 31, 1999 and 1/3rd vested following the restricted period ending on December 31, 2000. Subject to the executives' continued employment with the Corporation and to any provisions in their restricted stock agreements that may provide for earlier vesting in certain circumstances, the remaining shares will vest in installments of 1/3rd and 1/6th following the restricted periods ending on December 31, 2001 and December 31, 2002, respectively.

CEO COMPENSATION

In 2000, the Corporation's most highly compensated Named Executive Officer was Terrence Murray, Chairman and Chief Executive Officer. The Committee established certain quantitative and qualitative goals for 2000 and the achievement of these goals, as well as the development and execution of business objectives, provided the basis for the bonus awarded to Mr. Murray. In its review of Mr. Murray's performance, the Committee determined that he met or exceeded all critical objectives in 2000.

Mr. Murray's compensation for 2000 included a base salary at the same level as in effect since 1994 and a bonus in the amount of $5,000,000. The Committee exercised its judgment in determining the amount of Mr. Murray's award and considered primarily:

- the substantial completion of all systems and organizational integrations resulting from the merger of the Corporation and BankBoston and meeting of related cost savings targets established in March, 1999;

- the completion of the largest divestiture in U.S. banking history, which included the divestiture of $13 billion of deposits, $9 billion of loans and more than 300 branches;

- the announcement of the merger with Summit, New Jersey's premier banking organization, further strengthening the Corporation's strategic position;

- the completion of the acquisition of the NYSE specialist firm, M.J. Meehan & Co., giving the Corporation a significant share of all order flow on the NYSE;

- the execution of the Corporation's business strategies related to overall management, products and systems;

- the Corporation's performance in 2000, measured by ROE, net income, ROA and EPS, each of which reflected strong performance;

- the Corporation's overall performance related to its financial goals, including continued growth in fee income, improving the revenue mix, and the strength of its balance sheet;

- continued progress toward the Corporation's diversity goals; and

- the level of compensation being paid to CEOs within the Peer Group.

Mr. Murray was not present during Committee or Board discussions concerning his compensation. The Committee's decision was unanimously endorsed by the Board.

Mr. Murray was awarded 500,000 stock options in each of March and October 2000. The options granted to Mr. Murray have a vesting schedule similar to that described above for the Named Executive Officers. In addition, Mr. Murray's options would become fully exercisable, and would remain exercisable (subject, in the case of retirement, to a noncompetition covenant) for the remainder of their 10-year term, if he dies, becomes disabled, retires on or after January 1, 2003, or retires before that date with the consent of the Committee.

The Committee believes that Mr. Murray's total compensation package for 2000, including his base salary and annual and long-term incentive awards, will be between the median and 75th percentile of the total compensation for CEOs in the Peer Group, based on data obtained via proxy statements, surveys and outside consultants.

Submitted by the members of the Human Resources and Board Governance Committee.

     James F. Hardymon (Chairman)
     John T. Collins
     William F. Connell
     Gary L. Countryman
     Robert M. Kavner
     Thomas J. May

February 21, 2001

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2000, to the best of the Corporation's knowledge there were no stockholders that beneficially owned more than 5% of the Corporation's outstanding Common Stock.

                            STOCK PERFORMANCE GRAPH

The Stock Performance Graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group, for the five-year period from December 31, 1995 through December 31, 2000.

The graph assumes that $100 was invested in the Common Stock and the indices on December 31, 1995, and that all dividends were reinvested. The Corporation's Peer Group consists of the top seven (based on asset size) domestic banks, for the fiscal year ending December 31, 2000, excluding the Corporation. The financial institutions that comprise this group are: Bank of America Corporation, Bank One Corporation, Citigroup Inc., First Union Corporation, J.P. Morgan Chase & Co., SunTrust Banks, Inc. and Wells Fargo & Company.

The returns of each of these corporations have been weighted according to their market capitalization at the beginning of each year presented. If the five-year period reflected below were extended to February 28, 2001, the cumulative total returns would have been as follows: FleetBoston, $238.46; S&P 500, $217.57; and Peer Group, $260.82.

                               Performance Chart

                                                  FLEETBOSTON FINANCIAL
                                                       CORPORATION                   S&P 500                   PEER GROUP
                                                  ---------------------              -------                   ----------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 127.16                      122.86                      138.45
12/31/97                                                 197.17                      163.86                      206.12
12/31/98                                                 240.64                      210.64                      211.70
12/31/99                                                 192.69                      254.97                      222.88
12/31/00                                                 215.42                      231.74                      261.68

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Except as otherwise noted, the following table shows compensation paid by the Corporation for the last three fiscal years to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                           ------------------------
                                                                                    AWARDS
                                         ANNUAL COMPENSATION               ------------------------
                             -------------------------------------------   RESTRICTED    SECURITIES
                                                            OTHER ANNUAL      STOCK      UNDERLYING    ALL OTHER
                                     SALARY      BONUS      COMPENSATION    AWARD(S)      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)         ($)          ($)(1)       ($)(2)(3)       (#)        ($)(4)(5)
------------------------------------------------------------------------------------------------------------------
Terrence Murray............  2000   $992,200   $5,000,000    $  122,582    $         0    1,000,000     $529,437
  Chairman and Chief         1999    992,200    4,000,000        74,057     14,800,000           --      309,177
  Executive Officer          1998    992,200    3,400,000        87,161      4,898,438           --      292,958

Charles K. Gifford.........  2000    992,200    4,500,000            --              0      300,000      373,705
  President and Chief        1999    873,349    3,600,000            --     11,100,000      300,000           --
  Operating Officer

Robert J. Higgins..........  2000    800,000    3,500,000            --              0      200,000      442,739
  President of Consumer      1999    726,924    2,800,000            --     11,100,000      200,000      201,806
  Banking and Investment     1998    653,800    1,500,000            --      2,743,125      180,000      227,238
  Services

Henrique de Campos
  Meirelles................  2000    800,000    3,500,000     1,448,079              0      200,000      357,266
  President of Corporate     1999    703,461    2,800,000     1,451,237     11,100,000      200,000           --
  and Global Banking

H. Jay Sarles..............  2000    700,000    3,000,000            --              0      200,000      511,700
  Vice Chairman              1999    572,000    2,400,000            --      8,880,000      175,000      227,875
  and Chief Administrative   1998    525,000    1,300,000            --      2,351,250      160,000      251,211
  Officer

------------------------------
(1) During the years covered by the table, none of the Named Executive Officers, except for Mr. Murray and Mr. Meirelles, received perquisites and other personal benefits from the Corporation in an amount sufficient to require reporting under SEC rules. The amounts shown for Mr. Murray in 2000, 1999 and 1998, include $98,870, $53,800 and $47,900, respectively, related to tax preparation and financial planning services. The amount shown for Mr. Meirelles for 2000 includes $1,369,795 related to his relocation from Massachusetts to New York, including temporary housing costs, the benefits of an interest-free loan from the Corporation and the payment by the Corporation of certain related expenses. The amount shown for Mr. Meirelles for 1999 was paid by the Corporation in April, 2000, pursuant to Mr. Meirelles' employment agreement, to reimburse him for taxes attributable to the vesting of his restricted stock and stock options upon the merger of BankBoston with the Corporation.

(2) The values shown in the table are based on the closing price of Common Stock on the date of each grant, rather than the December 29, 2000 closing price.

(3) In October 1999, the Corporation awarded performance-based restricted stock to the Named Executive Officers under the 1996 Plan. The lapsing of the performance-based restrictions was dependent on the achievement of certain targets related to ROA, ROE or cost savings. In December, 2000, the Human Resources and Board Governance Committee determined that the Corporation had met the final cost savings target and the performance-based restrictions on all shares lapsed, subject to the executives remaining employed through the end of the applicable restricted periods and to any provisions in their restricted stock agreements that may provide for earlier vesting in certain circumstances. The shares vested or will vest as follows: 1/6(th) following the restricted period ending on December 31, 1999; 1/3(rd) following the restricted period ending on December 31, 2000; 1/3(rd) following the restricted period ending on December 31, 2001; and 1/6(th) following the restricted period ending on December 31, 2002. The amount and 2000 year-end value of all restricted stock held by the Named Executive Officers are: Mr. Murray, 473,334 shares and $17,778,425; Messrs. Gifford and Meirelles each 250,000 shares and $9,390,000; Mr. Higgins, 327,500 shares and $12,300,900;
    and Mr. Sarles, 267,500 shares and $10,047,300. The 2000 year-end values are based on the December 29, 2000 closing price of Common Stock ($37.56). Dividends are paid on restricted stock if, and to the extent, dividends are paid on Common Stock generally. If a change in control of the Corporation were to occur, the restricted stock would immediately vest in full.

(4) The 2000 amounts for the Named Executive Officers include: (a) contributions by the Corporation under the Corporation's Savings Plan or other deferred compensation plans, and any amounts accrued under the Corporation's Executive Supplemental Plan: Mr. Murray, $59,540; Mr. Gifford, $182,925; Mr. Higgins, $47,997; Mr. Meirelles, $142,154; and Mr. Sarles, $41,990; (b)
    executive term life insurance premiums paid by the Corporation on behalf of the following Named Executive Officers: Mr. Murray, $60,463; Mr. Higgins, $18,998; and Mr. Sarles, $16,624 and (c) excess interest on deferred compensation: Mr. Murray, $249,434; Mr. Gifford, $30,780; Mr. Higgins, $215,744; Mr. Meirelles, $48,312; and Mr. Sarles, $293,086.

(5) Certain executive officers of the Corporation, as well as other employees, may invest on an after-tax basis in a pool of investments, which become available to the Corporation primarily through the activities of one of the Corporation's subsidiaries. The investment is in the form of an interest in a limited partnership in which the general partner is a subsidiary of the Corporation. The plan permits an individual to invest up to $80,000 and during 2000, each of the named Executive Officers purchased limited partnership interests in that amount. The plan permits the Corporation to make preferred equity capital contributions to the partnership in a multiple of the amounts invested by the employee participants. The Corporation is entitled to receive a fixed annual return specified under the terms of the limited partnership agreement. Upon distribution of partnership assets, the Corporation is entitled to a priority in the return of its preferred equity contributions, plus the fixed annual return on the balance of the preferred equity contributions, before distribution of any remaining assets to the partners based on their capital contributions. In 2000, the Corporation made contributions equal to two times the investments of the Named Executive Officers, which amounts are included in the totals in the Table.

                      ----------------------------------------

                             OPTION GRANTS IN 2000

The following table contains information concerning the grant of stock options made during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                                    INDIVIDUAL GRANTS
                                 -------------------------------------------------------
                                    NUMBER OF       PERCENT OF
                                   SECURITIES      TOTAL OPTIONS
                                   UNDERLYING       GRANTED TO     EXERCISE                 GRANT DATE
                                 OPTIONS GRANTED   EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE
             NAME                    (#)(1)           2000(2)       ($/SH)       DATE         ($)(3)
--------------------------------------------------------------------------------------------------------
Terrence Murray................      500,000           2.57%        $27.53      3/2/2010    $4,388,000
                                     500,000           2.57          38.94     9/30/2010     5,972,000
Charles K. Gifford.............      300,000           1.54          38.94     9/30/2010     3,583,000
Robert J. Higgins..............      200,000           1.03          38.94     9/30/2010     2,389,000
Henrique C. Meirelles..........      200,000           1.03          38.94     9/30/2010     2,389,000
H. Jay Sarles..................      200,000           1.03          34.75    10/16/2010     2,105,000

------------------------------
(1) Stock options were granted on March 3 and October 1, 2000 to Mr. Murray, on October 1, 2000 to Messrs. Gifford, Higgins and Meirelles and on October 17, 2000 to Mr. Sarles under the 1992 Plan. The options first become exercisable in annual one-third installments, beginning one year from the grant date, and have a 10-year term. If a change in control of the Corporation were to occur, the options would become immediately exercisable in full. These options are transferable to immediate family members and to trusts, partnerships, limited liability companies and other entities for the benefit of immediate family members. In addition, Mr. Murray's options would become fully exercisable, and would remain exercisable (subject, in the case of retirement, to a noncompetition covenant) for the remainder of their 10-year term, if he dies, becomes disabled, retires on or after January 1, 2003, or retires before that date with the consent of the Human Resources and Board Governance Committee.

(2) The percentages in the table for the stock options granted in 2000 are based on a total of 19,450,228 stock options granted in 2000 to employees of the Corporation.

(3) The grant date present values shown in the table for the stock options are determined using the Black-Scholes option pricing model and vary based on grant date. The Black-Scholes present values for new option grants for the Named Executive Officers were: $8.78 per option for Mr. Murray's March 3, 2000 grant and $11.94 per option for his October 1, 2000 grant; $11.94 per option for the grants to Messrs. Gifford, Higgins and Meirelles; and $10.52 per option for the grant to Mr. Sarles. The assumptions used in calculating the Black-Scholes present value per option for new option grants were as follows: (a) a risk-free interest rate of 6.69% with respect to Mr. Murray's March 3, 2000 grant, 5.92% with respect to Mr. Murray's October 1, 2000 grant and the grants to Messrs. Gifford, Higgins and Meirelles, and 5.67% with respect to Mr. Sarles' grant (based on the yield on a U.S. Treasury security with a maturity approximating the expected life of the options);
    (b) a dividend yield of 3%; (c) volatility of the Common Stock of 35% (based on the daily Common Stock price for the five years prior to the option grant); and (d) an average option term of five years (representing the average historical period of time from grant date to exercise).

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Corporation's employee stock options. The amount realized from an employee stock option ultimately depends on the market value of the Common Stock on the date of exercise.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

The following table contains information for the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 2000 and unexercised options held as of the end of the 2000 fiscal year.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                                              VALUE             YEAR-END (#)               YEAR-END ($)(1)(2)
                          SHARES ACQUIRED    REALIZED    ---------------------------   ---------------------------
          NAME            ON EXERCISE (#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Terrence Murray.........            0       $        0    1,230,000      1,000,000     $18,191,900    $5,015,000
Charles K. Gifford......      102,599        3,230,843    1,058,710        500,000       3,084,173       236,000
Robert J. Higgins.......            0                0      769,667        393,333       8,298,187       157,333
Henrique C. Meirelles...            0                0      755,915        333,333       3,030,124       157,333
H. Jay Sarles...........            0                0      665,001        369,999       7,621,517       623,833

------------------------------

(1) Values are based on the fair market value of the Common Stock on December 29, 2000 ($37.56), minus the grant price.

(2) The value of unexercised in-the-money stock options at December 31, 2000 is presented to comply with SEC regulations. The actual amount realized upon any exercise of stock options will depend upon the excess of the fair market value of the Common Stock over the grant price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.

                              RETIREMENT BENEFITS

The following table shows the estimated annual pension benefits payable at normal retirement to a participant in certain of the Corporation's qualified and nonqualified defined benefit plans.

                               PENSION TABLE (1)

        FINAL
       AVERAGE               5 YEARS          10 YEARS          20 YEARS          25 YEARS          30 YEARS
    COMPENSATION             SERVICE          SERVICE           SERVICE           SERVICE           SERVICE
    ------------             --------        ----------        ----------        ----------        ----------
$3,000,000                   $298,684        $  597,368        $1,194,735        $1,493,419        $1,792,103
 3,500,000                    348,684           697,368         1,394,735         1,743,419         2,092,103
 4,000,000                    398,684           797,368         1,594,735         1,993,419         2,392,103
 4,500,000                    448,684           897,368         1,794,735         2,243,419         2,692,103
 5,000,000                    498,684           997,368         1,994,735         2,493,419         2,992,103
 5,500,000                    548,684         1,097,368         2,194,735         2,743,419         3,292,103
 6,000,000                    598,684         1,197,368         2,394,735         2,993,419         3,592,103

------------------------------
(1) The table sets forth the combined benefits as of December 31, 2000 payable under the Corporation's Pension Plan, Retirement Income Assurance Plan and Supplemental Executive Retirement Plan (collectively the "Corporation's Pension Plan").

A participant's "Final Average Compensation" means the average annual compensation paid during the 60 consecutive calendar months in the last 120 calendar months of a participant's employment in which the sum of the participant's salary, plus short-term bonuses paid by the Corporation after 1993, was the highest.

The table describes the annual benefit payable as a single life annuity beginning at age 65. The benefits shown in the table are not subject to any deduction for Social Security or other offset amounts. In general, the annual benefit at age 65 is calculated as the sum of 1.25% of Final Average Compensation up to the Integration Level (as specified below) and 2% of Final Average Compensation in excess of the Integration Level, for each year of service up to 30. For 2000, the Integration Level equaled $35,100. The Integration Level will increase in future years based on the maximum amount of wages subject to Social Security taxes.

The "salary" and "bonus" used to determine a participant's Final Average Compensation are the same as the "Salary" and "Bonus" reported in the Summary Compensation Table. For purposes of the Corporation's Pension Plan, the years of service as of December 31, 2000, were: Mr. Murray, 30 years, Mr. Higgins, 29 years and Mr. Sarles, 30 years. The retirement benefits applicable to Messrs. Gifford and Meirelles are governed by the terms of their employment agreements, described in the section "Severance Agreements and Employment Agreements" below. The employment agreements provide that Messrs. Gifford and Meirelles will continue to participate in BankBoston's supplemental retirement plans, or any successor thereto, or if more favorable to them, in the Corporation's supplemental retirement plans, with credit under the applicable plan for their years of service with BankBoston or their years of participation in the BankBoston plans. Under their employment agreements, Messrs. Gifford and Meirelles are entitled to a total minimum annual pension benefit of $1,250,000 and $750,000, respectively. As of December 31, 2000, for purposes of BankBoston's plans, Mr. Gifford had 34 years of service and Mr. Meirelles had 26 years of service with four years of participation in those plans.

                           SUPPLEMENTAL DEATH BENEFIT

Under an executive life insurance plan adopted by BankBoston's lead bank in the 1980's, certain of its then senior executives were provided with post-retirement death benefits of up to $1,000,000, increased for tax liability. In order to receive this full supplemental benefit, an executive must have 10 years of service and retire after age 62. The benefit is reduced to 90% if retirement occurs at age 61, and to 80% at age 60. If retirement occurs before age 60, there is no supplemental benefit. Mr. Gifford is eligible to receive this benefit.

                 SEVERANCE AGREEMENTS AND EMPLOYMENT AGREEMENTS

SEVERANCE AGREEMENTS. Severance agreements are in effect between the Corporation and each of the Named Executive Officers. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change in control of the Corporation. Under the terms of these agreements, if termination of an executive's employment occurs within the two-year period following a change in control of the Corporation and such termination is by the Corporation (or its successor) other than for "cause" or by the executive for "good reason" (each as defined in the agreement), each executive will be entitled to receive, among other things: (i) the executive's accrued salary;
(ii) a pro rata portion of his highest annual bonus; and (iii) an amount equal to the sum of annual base salary and highest annual bonus, multiplied by three. A severance agreement confers no benefits prior to a change in control. In the event that any payment received by an executive in connection with a change in control is subject to the excise tax imposed upon certain change in control payments under federal tax laws, the agreement provides for an additional payment sufficient to restore the executive to the same after-tax position he would have been in if the excise tax had not been imposed. However, if, after receiving the full change in control payment and excise tax payment, the Named Executive Officer would not receive a net after tax benefit of at least $50,000, then no additional payment will be made with respect to the excise tax. In that case, the change in control payment under the agreement will be reduced to an amount necessary to prevent the application of the excise tax. Any severance benefits payable to Messrs. Gifford, Higgins and Meirelles under the severance agreements would be offset by certain payments under their employment agreements.

EMPLOYMENT AGREEMENTS. Messrs. Gifford, Higgins and Meirelles have employment agreements with the Corporation. Mr. Gifford's employment agreement provides that on the earlier of January 1, 2002, or the date on which Mr. Murray ceases to be Chief Executive Officer, Mr. Gifford will become the Chief Executive Officer of the Corporation. The agreement further provides that on the earlier of January 1, 2003, or the date on which Mr. Murray ceases to be the Chairman, Mr. Gifford will become the Chairman of the Corporation. If the Corporation fails to fulfill either of its obligations, the Corporation will contribute $15,000,000, less applicable taxes, to a charitable foundation as directed by Mr. Gifford.

During his employment term, while Mr. Gifford is President and Chief Operating Officer, he is to be paid an annual base salary not less than the annual base salary paid to Mr. Murray and an annual bonus not less than 90% of the annual bonus awarded to Mr. Murray. During the period that Mr. Gifford is Chief Executive Officer of the Corporation, but prior to his becoming its Chairman, he will be entitled to an annual bonus as determined by the Human Resources and Board Governance Committee, but in no event will the bonus be in an amount less than 10/9ths of the annual bonus paid to Mr. Murray during this period.

Under Mr. Gifford's employment agreement, he was granted 300,000 restricted shares of Common Stock upon the consummation of the merger. The restrictions with respect to the restricted shares lapsed or will lapse as follows, subject to continued employment and to any provisions in Mr. Gifford's restricted stock agreement that may provide for earlier vesting in certain circumstances:
1/6(th) following the restricted period ending on December 31, 1999; 1/3(rd) following the restricted period ending on December 31, 2000; 1/3(rd) following the restricted period ending on December 31, 2001; and 1/6(th) following the restricted period ending on December 31, 2002. Mr. Gifford has directed that 75,000 shares of his restricted stock award, less the number of shares necessary to pay applicable taxes, be donated to a charitable foundation of his choice.

In addition, under Mr. Gifford's employment agreement, he was granted upon the consummation of the merger and on the first anniversary of the merger, and will be granted on the second anniversary of the merger, a nonqualified option to purchase 300,000 shares of Common Stock. In each case, the exercise price per share was or will be equal to the fair market value per share of the Common Stock on the date of grant. The shares subject to each option grant are exercisable as determined by the Human Resources and Board Governance Committee, but no later than in equal installments on the first, second and third anniversaries of the date of grant.

The employment agreement for Mr. Gifford also provides that, in addition to participation in all other employee and fringe benefits, other than split dollar insurance, on a basis not less favorable than Mr. Murray, Mr. Gifford is entitled to an annual defined benefit retirement income (the "SERP benefit") upon his termination of employment. The SERP benefit will be not less than $1.25 million, reduced by any other qualified and nonqualified defined benefit retirement income, but will not be reduced for early retirement. The SERP benefit also provides for an annual defined benefit retirement income payable to Mr. Gifford's surviving spouse, during her lifetime, equal to 75% of such amount.

Under the agreements for Messrs. Higgins and 'Meirelles, each receives during his employment term an annual base salary of $800,000 and an annual bonus not less than 70% of the annual bonus awarded to the Chief Executive Officer. Pursuant to their agreements, Messrs. Higgins and Meirelles were each granted an award of 300,000 restricted shares of Common Stock of the Corporation upon the consummation of the merger. The restrictions with respect to the restricted shares lapsed or will lapse on the same schedule as discussed above for Mr. Gifford.

In accordance with their agreements, Messrs. Higgins and Meirelles were each granted upon the consummation of the merger and on the first anniversary of the merger, and will be granted on the second anniversary of the merger, a nonqualified option to purchase 200,000 shares of Common Stock. In each case, the exercise price per share was or will be equal to the fair market value per share of the Common Stock on the date of grant. The shares subject to each option grant are exercisable as determined by the Human Resources and Board Governance Committee, but no later than in equal installments on the first, second and third anniversaries of the date of grant.

Mr. Meirelles is entitled, under the terms of his agreement, to participate in all other employee and fringe benefits on a basis not less favorable than other similarly situated executives (provided that specified current fringe benefits will be continued) including a SERP benefit. The SERP benefit will be not less than $750,000, reduced by any other qualified and nonqualified defined benefit retirement income, but will not be reduced for early retirement. The SERP benefit also provides an annual defined benefit retirement income payable to Mr. Meirelles' surviving spouse, during her lifetime, equal to 75% of that amount.

The employment agreements of Messrs. Gifford, Higgins and Meirelles provide for certain benefits if termination of the executive's employment occurs during the executive's employment term and the termination is by the Corporation, other than for "cause" (as defined in the employment agreement), or by the executive for "good reason" (as defined in the employment agreement) or by reason of the executive's death or disability. With respect to Mr. Higgins, he would be entitled to salary continuation payments for two years and a pro rata bonus for the year of termination, and he would continue to be considered an employee for purposes of certain of the Corporation's benefit plans. With respect to Messrs. Gifford and Meirelles, each would be entitled to an amount designed to approximate the benefits to which he would have been entitled under his pre-existing severance agreement with BankBoston. This amount is based upon the executive's salary and bonus immediately prior to the merger and consists of three times the sum of the annual salary and highest annual bonus of the three preceding years, the cost of providing life, disability, accident and health insurance benefits for three years, and service credit accruing for three years under certain benefit and retirement plans (the "Severance Payments"), plus compound interest from the merger date at an annual rate equal to the prime rate in effect from time to time, subject to a 10% limit. Messrs. Gifford, Higgins and Meirelles would also each be entitled to a pro rata portion of their respective maximum annual bonus, the restrictions on all existing restricted shares would lapse and all shares subject to stock options previously granted would become fully exercisable.

Under their respective agreements, if Messrs. Gifford or Meirelles voluntarily terminates his employment for other than "good reason" or his employment terminates for any reason after January 1, 2003, he will be entitled to receive the Severance Payments, plus compound interest from the date of the merger at the rate described above, and the SERP benefit. If any payments received under the agreements are subject to the excise tax imposed under Section 4999 of the Code, each agreement provides for an additional payment to the executive to restore him to the same after-tax position which he would have had if the excise tax had not been imposed. However, if those payments, including additional amounts payable due to the excise tax, do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payment will be made with respect to the excise tax. In that case, the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.

                    OTHER INFORMATION RELATING TO DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

INDEBTEDNESS AND OTHER TRANSACTIONS

The banking subsidiaries of the Corporation have had transactions in the ordinary course of business, including borrowings, with certain Directors and executive officers of the Corporation and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. In addition, the following transactions with the Corporation or one of its subsidiaries were outstanding or proposed in 2000:

In 1972, subsidiaries of the Corporation and Gilbane Building Company ("Gilbane"), a building construction company of which Mr. Choquette, is Chairman and Chief Executive Officer and a director, formed an equal partnership (the "Gilbane Partnership"), of which the Gilbane Partnership is the general partner and in which it has a 5% interest. The Gilbane Partnership undertook certain development projects, including a shopping center and condominium. In addition, the Bank leases space from the Gilbane Partnership in the shopping center for a branch bank at an annual cost of $21,829.

A subsidiary of the Corporation is a partner in several partnerships with certain other parties, including subsidiaries of, and limited partnerships organized by, Gilbane to construct and manage the Fleet Center in Providence, Rhode Island ("Providence Fleet Center"), and to rehabilitate an adjacent structure. One of the partnerships constructed a parking garage on land it is leasing from the Bank. The Corporation and Gilbane have 46.55% and 36.75% partnership interests, respectively, in the partnership that developed the Providence Fleet Center. In 1992, Fleet Real Estate, Inc. ("FRE") provided permanent mortgage financing to three of such partnerships in the amount of $52,000,000, secured by a first mortgage on the Providence Fleet Center and the garage. As of December 31, 2000, the amount remaining unpaid under the loan was $45,177,758 (the highest amount outstanding since January 1, 2000 having been $49,717,369). The loan presently carries an interest rate of 8.24% per annum plus a contingent interest feature. The Corporation and the Bank have leased space in the building for a total annual rental of $3,387,974.

A subsidiary of the Corporation is an investor in a limited partnership (the "Partnership") that invests principally in targeted businesses in the financial services industry. Mr. Alvord is a majority equity owner of the limited liability company that serves as the general partner of the Partnership. The Corporation's subsidiary has committed to invest up to $10,000,000 as a limited partner participant.

A subsidiary of the Corporation pays for the lease on five NYSE seats that are owned by Mr. Quick or members of Mr. Quick's family. Each of the five leases provides for an annual rent of $310,000, is for a one-year term and is renewed automatically unless terminated with sixty days' notice.

In July 2000, a subsidiary of the Corporation completed the formation of a joint venture with PGA Tour Golf Course Properties ("PGA Properties") and a company wholly-owned by Mr. Connell, in connection with the creation of a New England golf course at an estimated cost of $30 million. PGA Properties owns 50% of the facility, the Corporation's subsidiary owns 24.9% and 25.1% is owned by Mr. Connell's company. As part of this transaction, the Corporation's subsidiary contributed certain property that was acquired in 1991 in connection with a commercial loan foreclosure. This property is part of a larger parcel of land that was being held as a nonperforming asset, and the total parcel had an appraised value of $5.2 million. The portion of the parcel that the Corporation's subsidiary retained is expected to have a resulting fair value equal to or exceeding the current appraised value of the total parcel. The transaction provided for additional cash investments by each party. In 2000, the Corporation's subsidiary invested $1,307,790 in the joint venture as part of its equity contribution. The Corporation's subsidiary will fund the balance of its equity contribution during 2001 in the amount of $1,340,871. Mr. Connell's company has funded

(and in 2001 will fund) his proportionate share of the equity investment.

In 2000, one of the Corporation's subsidiaries sold to Mr. Meirelles a property in Brazil. Under the terms of the agreement, the purchase price paid by Mr. Meirelles for the property was $600,000. The purchase price was determined in the course of discussions between management and Mr. Meirelles, with reference to independent third party appraisals of the property.

In May, 2000, the Corporation entered into an agreement with Mr. Meirelles in connection with his relocation from Massachusetts to New York. In accordance with the terms of that agreement, Mr. Meirelles borrowed $4.5 million from the Corporation in connection with his purchase of a residence in New York. As of December 31, 2000, the full amount of the loan was outstanding. The loan has a maturity date of 2011, however, the Corporation has the right to call the loan at the end of five years after giving Mr. Meirelles 60 days' prior notice. The loan is interest free until such time as Mr. Meirelles ceases to be employed by the Corporation or one of its affiliates or until six months after his death or permanent disability.

The loan to Mr. Meirelles is due and payable in 2011 except as provided below. If Mr. Meirelles' employment terminates other than for cause (including death, disability, change of control of the Corporation or good reason by Mr. Meirelles) he would be required to repay the loan within one year from his termination date. If Mr. Meirelles terminates his employment at any time for other than good reason, he must repay the loan within 90 days after his termination date. If Mr. Meirelles' employment terminates for cause, he would be required to pay the full amount of the loan on the date his employment terminates. Mr. Meirelles may also elect to pre-pay the loan, in whole or in part, at any time during the course of his employment.

Under the terms of the agreement, if Mr. Meirelles wishes to sell the property within the first five years and prior to repayment of the loan, then he must provide advance notice to the Corporation. The Corporation may submit a written offer to purchase the property, which Mr. Meirelles may accept or reject. Before Mr. Meirelles may accept an offer for the property from a third party, he must notify the Corporation. The Corporation has the right following such notice to offer to buy the property at a price and on terms not less favorable than that offered by the third party. If within the first five years either (i) the property is sold for a net sales price less than the purchase price of the property, or (ii) the loan is repaid at a time when the fair market value of the property is less than the purchase price of the property, then the Corporation would reimburse Mr. Meirelles the first $1 million of any deficit and Mr. Meirelles would bear the balance of the deficit.

Mr. Meirelles is responsible for the costs of any improvements to the property, all expenses related to operating, repairing and maintaining the property, insurance, utilities and the costs associated with household employees. Under the agreement and the Corporation's Executive Relocation Policy, the Corporation reimbursed Mr. Meirelles for certain acquisition expenses incurred to purchase the property, six months of rental expense following his relocation to New York and the selling expenses related to the sale of his Massachusetts property. To the extent that any interest on the loan is required to be imputed as income to Mr. Meirelles for federal tax purposes, the Corporation has agreed to reimburse Mr. Meirelles for the cost of such imputed interest together with a gross-up of such amount to cover applicable taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION

Messrs. Hardymon, Collins, Connell, Countryman, Kavner and May served as members of the Human Resources and Board Governance Committee during 2000. None of these individuals had any transactions or relationships with the Corporation in 2000 requiring specific disclosure under SEC rules with the exception of Mr. Connell, whose wholly-owned company is a party to a transaction described above in which one of the Corporation's subsidiaries has an interest.

During 2000, there were no "interlocking" or cross-board memberships that are required to be disclosed under SEC rules, except for the following:

- Mr. Murray serves on the Board of Directors and the Compensation Committee of CVS Corporation. Mr. Ryan, Chairman and Chief Executive Officer of CVS Corporation, serves on the Corporation's Board but not on the Corporation's Human Resources and Board Governance Committee.

- Mr. Gifford is a Director of NSTAR and Mr. May, Chairman and Chief Executive Officer of NSTAR, serves on the Board of the Corporation and the Corporation's Human Resources and Board Governance Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
  COMPLIANCE

The executive officers and Directors of the Corporation and any person who owns more than 10% of a registered class of the Corporation's equity securities, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Corporation's stock with the SEC and the NYSE and to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on our review of copies of reports we have received, or written representations from certain reporting persons, the Corporation believes that, during 2000, its executive officers and Directors complied with all Section 16(a) filing requirements applicable to them, except for the following: Mr. Barnet has filed one late Form 4 with the SEC disclosing the purchase and sale by a broker of certain shares in a discretionary account without Mr. Barnet's knowledge or authorization; and Mr. Higgins has filed one late Form 4 with the SEC disclosing the inadvertent omission from prior filings of certain shares given as gifts to his children.

          ------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of five independent members of the Board who oversee, among other things, the scope of the Corporation's internal audit program, the independence of the outside accountants, the adequacy of the Corporation's system of internal controls and procedures, and the adequacy of management's action with respect to recommendations arising from those auditing activities. Additional responsibilities that are handled by the Audit Committee are set forth under "Certain Information Regarding the Board of Directors -- Meetings and Committees" on page 12 of this Proxy Statement.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

In furtherance of its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Corporation contained in the 2000 Annual Report on SEC Form 10-K with the Corporation's management and with PricewaterhouseCoopers LLP ("PwC").

The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards 61, Communication with Audit Committees, as amended. SAS 61 includes, among other things the methods used to account for any significant non-routine transactions and the effect of significant accounting policies.

The Audit Committee has received the written report, disclosure and letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee has reviewed, evaluated and discussed the written report and PwC's independence from the Corporation with PwC and management. As noted under "Ratification of the Selection of the Corporation's Independent Accountants" on page 29 of this Proxy Statement, the Audit Committee has also considered whether the provision of certain non-audit services is compatible with maintaining PwC's independence.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and be filed with the Securities and Exchange Commission.

                Submitted by the members of the Audit Committee.

     Donald F. McHenry (Chairman)
     Alice F. Emerson
     William Barnet, III
     Michael B. Picotte
     Thomas R. Piper

February 21, 2001

          ------------------------------------------------------------

                      RATIFICATION OF THE SELECTION OF THE
                     CORPORATION'S INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP ("PwC") has been selected by the Board, subject to ratification by the stockholders, to be the Corporation's independent accountants for 2001. During 2000, PwC served as independent accountants of the Corporation and its subsidiaries and performed other appropriate services. PwC had previously served as the independent accountants of BankBoston from 1971 to 1999 prior to the merger with the Corporation, and has significant experience in bank accounting and auditing. PwC has advised the Corporation that they are independent, within the meaning of the rules and guidelines of the SEC, the American Institute of Certified Public Accountants, and the Independence Standards Board.

AUDIT FEES. The aggregate fees billed by PwC for professional services rendered for the audit of the Corporation's annual financial statements for the year 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q for the year 2000 were $8.6 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. For the year 2000, PwC billed $6.8 million in aggregate fees for services related to assisting the Corporation's employees in the design or implementation of hardware or software systems that aggregate source data underlying the financial statements.

ALL OTHER FEES. The aggregate fees billed by PwC for the year 2000 for services other than those described above were $26.2 million, which were comprised of the following: (1) accounting and tax services, $5.9 million; (2) systems related consulting, $14.8 million; and (3) other services, principally benefit plan administration services, $5.5 million.

The Audit Committee has considered whether the provision of the services included above in Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining PwC's independence. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire. Should the selection of PwC as independent accountants of the Corporation not be ratified by the stockholders, the Board will reconsider the matter.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE CORPORATION IN 2001.

          ------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

Three stockholders have informed the Corporation that they intend to present proposals for action at the Annual Meeting. (The names, addresses and the number of shares of Common Stock held by each of the stockholders whose proposals are reflected below will be provided by the Corporation, orally or in writing as requested, promptly upon the receipt of any request therefor.)

                             STOCKHOLDER PROPOSAL A

Proposal: Resolved: That the stockholders of FleetBoston Financial recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

The statement submitted in support of this stockholder proposal is as follows:
The President of the U.S.A. has a term limit, so do Governors of many states. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. No director should be able to feel that his or her directorship is until retirement. If you agree, please mark your proxy for this resolution.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL A.

The Board of Directors believes that adoption of this proposal is not in the best interests of the Corporation or its stockholders. The responsibilities imposed on corporate directors differ from those imposed on public office holders. The Corporation does business in a highly competitive industry and operates in a complex regulatory environment. Experienced Directors provide significant value to the Corporation and its stockholders through their understanding of that industry and environment, as well as through their familiarity with the Corporation's operations and long-term strategies. In addition, the current composition of the Board reflects the complex merger history of the Corporation with more than two-thirds of the outside directors having joined the Board in connection with mergers. These Directors have brought to the Corporation the fresh outlooks and different approaches sought by the proposal, including a valuable understanding of the rich history of those institutions and their communities.

Contrary to the suggestion in the proposal, the Corporation's Directors are not guaranteed a position until retirement. Each year, the terms of one-third of the Directors expire. Those individuals must be renominated and presented to the stockholders for election in order to continue to serve on the Board. In addition, as noted in the Committee descriptions on page 12 of this Proxy Statement, the Board's composition, Director qualifications and the Board's effectiveness are subject to periodic review by the Corporation's Human Resources and Board Governance Committee. These practices help the Corporation maintain a balanced Board where individuals with diverse backgrounds and experience work together to meet the needs of the Corporation. The Board believes that the accelerated and arbitrary turnover of Directors that would result from the term limits set forth in the proposal could be disruptive to the smooth functioning of the Board and the Corporation.

FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL A.

          ------------------------------------------------------------

                             STOCKHOLDER PROPOSAL B

Proposal: Whereas, despite record profitability in the last decade, U.S. corporations have laid off record numbers of workers, arguing that cost-cutting is one key to long-term competitiveness and increased profitability;

Whereas, a 1992 study by the Haas School of Business at the University of California at Berkeley found that firms with the widest pay gaps experienced lower quality. A study published in the Journal of Organizational Behavior found that high levels of executive compensation generated cynicism among white collar employees;

Whereas, FleetBoston announced the layoff of 4,000 workers, representing 14% of the company's workforce. Within days of the layoff announcement in 2000, FleetBoston announced that CEO Terrence Murray received a 13% increase in cash compensation and a special bonus of $20 million for completing the BankBoston merger;

Whereas, we believe that asking employees to sacrifice, while at the same time rewarding executives, sends a mixed message to employees, customers and shareholders. We believe that business success over the long term is enhanced when business is viewed as a shared enterprise in which both the rewards and sacrifices are equitably shared among all employees;

Whereas, positive employee morale and strong employee training programs contribute positively to employee productivity and good customer service;

Whereas, strong customer service is a key competitive issue, necessary for sustained business success;

Whereas, leading companies such as Bristol-Myers Squibb, IBM, Eastman Kodak and Procter & Gamble tie a portion of executive compensation to meeting key employee and customer service objectives;

Resolved, shareholders request that the Board institute a special Executive Compensation Review which shall: 1) evaluate the merits of adding customer, employee and community satisfaction surveys as factors in determining a portion of executive pay; and 2) consider whether adopting a policy of freezing executive pay during periods of significant downsizing would improve employee morale and improve customer service. A summary of this review, including any recommended changes in executive compensation policy, shall be available to shareholders within six months of the annual meeting.

The statement submitted in support of this stockholder proposal is as follows:
In the competitive financial services industry, meeting the needs of customers, communities and employees is crucial to the financial success and long-term health of an organization. During the last year, FleetBoston has experienced periods of significant controversy about poor customer service. Shareholders who attended last year's annual meeting were faced with protesting members of the Boston community, angry that FleetBoston was failing to meet the community's needs for affordable banking services. This resolution will create positive incentives for executives to create a culture that supports excellent employee relations and to seek excellence in customer services and community relations. Please Vote Yes!

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL B.

The Board believes that adoption of this proposal is not in the best interests of the Corporation or its stockholders. The Human Resources and Board Governance Committee, which is made up solely of non-employee directors, oversees the Corporation's executive compensation program. In its report, which is set forth on pages 15 through 17 of this Proxy Statement, the Committee explains the philosophy and methodology of the Corporation's executive compensation program. As explained in its report, the Committee reviews the performance of the Corporation, its business units and the individual executives against the Corporation's business strategy and key initiatives when it is determining appropriate compensation levels. As noted in the Corporation's 2000 Summary Annual Report, the Corporation's commitment to its customers, employees and communities is a key element of its business strategy. The Corporation also takes part annually in several compensation surveys to determine the competitiveness of its executive compensation programs.

The Board believes that the Corporation's current process enables the Committee to consider a large number of factors and to adjust the Corporation's compensation practices as needed. The Board believes that the ultimate goal of the review requested in this stockholder proposal is to limit the Committee's discretion by mandating the inclusion of certain specific surveys and the adoption of certain compensation practices favored by the proponent. The Board believes that it is important to preserve the Committee's flexibility in determining executive compensation in order for the Corporation to successfully attract, motivate and retain key executives.

FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL B.

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

                             STOCKHOLDER PROPOSAL C

Proposal: Commencing the calendar year 2002, shareholder meetings of assembled shareholders and proxies meeting in Annual Meeting of Shareholders of FleetBoston Financial Corporation ("Corporation") shall be held April eighth except when April eighth is a legal holiday, a Saturday or Sunday when the Board of Directors of the Corporation may decree the holding of said meeting on another day not a legal Holiday, Saturday, or Sunday.

The statement submitted in support of this stockholder proposal is as follows:
Proponent on April 17 Year 2000 proposed the Stockholder meeting date of February eighth (the anniversary of when Massachusetts ratified the US(A) Constitution). The motion got more than four (04) percent of those balloting. Proponent now proposes April eighth (or suitable alternative as described in shareholder proposal) -- which is the anniversary when the seventeenth amendment to the USA Constitution which was April 08 the year 1913 -- was ratified. The Amendment in question very briefly summarized provides for direct popular voting for Senators in the Congress of the United States of America ("USA"). At the Shareholder meeting one Corporation director (who is CEO of an Illinois based company and former CEO of a Massachusetts based company cordially greeted proponent tersely explained the fact of his Board membership of a public company in Maine was omitted from the proxy statement of that year of Fleet Boston Corporation because that biographical information is not legally mandated. That director recalled proponent presented a shareholder proposal at the Massachusetts based company had he headed prior to his departure to Illinois. Those presentations were at Boston (MA), Providence (RI) and Worcester (MA). Another shareholder meeting attender argued attendance at the April 17 2000 meeting would've been better but hall too small and location of it in the neighborhood in question under present circumstances made attendance cumbersome and inconvenient. Said attendee said he was a New York City social worker. Attendee argued with proponent as we ate refreshments hungrily in the foyer of the meeting hall at the conclusion of stockholder meeting. Proponent hiked to meeting site from subway having missed shuttle bus from Amtrak by seconds. A windy day it was then. Proponent didn't know when next shuttle bus was departing from meeting site. One night very late proponent had hiked to meeting location so to ascertain its whereabouts and to calculate time of walking there and other conditions. Some circumstances April 17 2000 had changed. Under cross examination by proponent during shareholder meeting the chair upon consultation with the Corporation General Counsel who is the Corporation secretary) acknowledge enough shareholders had voted by proxy so that the stockholder meeting could've been lawfully held with all present excused except for the corporation CEO, COO, CFO, Secretary, shareholder proponent and the three (03) Directors who ballot as proxies. Proponent believes maximum attendance is feasible so stockholders benefit by solid information required to be reported. Proponent wonders if meeting location results in torn hose that is costly to those who insist upon that facet of correct business attire.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL C.

The Board of Directors believes that adoption of the above proposal is not in the best interests of the Corporation or its stockholders. At the 2000 Annual Meeting, the proponent presented a similar proposal seeking to change the Annual Meeting date and it was overwhelmingly rejected by the stockholders. The Corporation's By-Laws presently provide that the Board of Directors may fix the day, time and place for the annual stockholders' meeting for any particular year. This flexibility allows the Board to consider many factors in determining the Annual Meeting date, including the availability of the appropriate forum, the items in need of stockholder approval and the efficient and economical distribution of summary annual reports, Form 10-K reports and other stockholder information. While the Corporation encourages stockholders to attend the meeting, it recognizes that due to the large number of stockholders involved any date selected may be convenient for some stockholders and present a conflict for others. The Board believes it is in the best interest of the Corporation and it stockholders to retain the flexibility provided in the By-Laws and not be limited to an annual meeting date preferred by the proponent.

FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL C.

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

SUBMISSION OF STOCKHOLDER
PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders to be included in next year's proxy statement and form of proxy must be received by November 12, 2001. If a stockholder desires to bring business before the Corporation's 2002 Annual Meeting of Stockholders that is not a proposal submitted to the Corporation for inclusion in the Corporation's proxy statement, notice also must be received by the Secretary of the Corporation on or before November 12, 2001. Proposals should be mailed to FleetBoston Financial Corporation, Attn: William C. Mutterperl, Secretary, at 100 Federal Street, Boston, Massachusetts 02110.

SUMMARY ANNUAL REPORT AND 10-K REPORT

The Corporation's 2000 Summary Annual Report to Stockholders and its 10-K Report have also been provided to you. The financial statements of the Corporation as of and for the year ended December 31, 2000 are contained in the 10-K Report and summary condensed financial information is provided in the Summary Annual Report. The Summary Annual Report and the 10-K Report are not to be considered as part of this proxy soliciting material.

                                          Submitted by Order of the Board of
                                          Directors,

                                          /s/ William C. Mutterperl
                                         WILLIAM C. MUTTERPERL
                                              Secretary

Boston, Massachusetts
March 12, 2001

                                                                      APPENDIX A

                       FLEETBOSTON FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

COMPOSITION

The Audit Committee shall be appointed by resolution passed by a majority of the Board of Directors. A minimum of three members of the Board shall be selected to serve on the Audit Committee, one of which shall serve as Chairperson and, if they deem advisable, one shall serve as Vice Chairperson. The members shall satisfy the independence and experience requirements established by the New York Stock Exchange.

AUTHORITY

The Committee shall have the authority to direct an investigation into any matter related to the Corporation's business and affairs. The Committee may also retain its own outside counsel without approval (prior or otherwise) from the Board or management in connection with carrying out its duties, and obligate the Corporation to pay the fees of such counsel. This does not preclude advice from internal counsel or the Corporation's regular outside counsel.

DUTIES AND RESPONSIBILITIES

FINANCIAL REPORTING

- Review the Corporation's Form 10-K, annual financial statements, any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements, and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements. Discuss with the independent auditor its views or judgments on such matters that may be required or deemed appropriate.

- Consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Corporation's financial statements when presented by the independent auditor, management, or otherwise.

- Review with management and the independent auditor the Corporation's quarterly financial results prior to their inclusion in the Corporation's quarterly report on Form 10-Q. (The Committee Chairperson may represent the entire Audit Committee for purposes of this review.)

- Annually review with management and the independent auditor the basis for disclosures made in the annual report to stockholders regarding the control environment of the Corporation and the reports required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

- Consider, in consultation with the independent auditor and the Director of Corporate Audit, the adequacy of the Corporation's internal controls, including the resolution of identified material weaknesses and reportable conditions.

THE INDEPENDENT AUDITOR

- Recommend to the Board the appointment of the independent auditor, which is ultimately accountable to the Board and Audit Committee, and review any proposed replacement of the independent auditor.

- Review the independence of the independent auditor, including obtaining a written statement from the independent auditor of all relationships with, and services provided to the Corporation by the independent auditor and/or its affiliates (including discussing such relationships with the independent auditor and taking actions where needed).

- Review the independent auditor's compensation, the proposed terms of its engagement and its annual audit plan.

-  Review the scope of services required for the annual independent audit.

-  Evaluate the performance of the independent auditor.

- Review all significant non-attestation and non-accounting engagement services (e.g., consulting services) provided to the Corporation and/or its affiliates by the independent auditor.

INTERNAL AUDIT

- Oversee the selection of the Director of Corporate Audit and review his/her performance annually. The Director of Corporate Audit shall report functionally to the Committee and administratively to the Director of Operational Assurance.

-  Oversee the internal audit department's staffing, training and budget.

-  Annually review and approve the internal audit plan.

- Review significant findings of the internal auditing department, management's responses to those findings and the risk attributed to unresolved issues.

COMPLIANCE WITH LAWS AND REGULATIONS

- Review periodic reports prepared by the Director of Corporate Compliance regarding the Corporation's program for complying with laws and regulations.

- Receive summaries of examination reports, supervisory letters and other regulatory communications addressed to the Board and monitor any needed corrective action.

LITIGATION

At least annually, review with the Corporation's General Counsel significant pending litigation that may have a material impact on the Corporation's financial statements. Not withstanding, the Committee shall be informed of any significant litigation on a timely basis.

BUSINESS RESUMPTION

Annually, review and approve management's assessment of the Corporation's vulnerability to interruption in providing information, the impact of such disruption on the Corporation's operations, and the methods employed to reduce or eliminate such risk and/or impact.

SECURITY

Approve a security program and, at least annually, receive a report from the Security Officer on the implementation, administration and effectiveness of the security program.

OTHER

- Serve as the channel of communication between the independent auditor and the Board and between the Director of Corporate Audit and the Board.

- Maintain minutes of its meetings and report its activities to the Board on a regular basis, making any recommendations that the Committee deems appropriate.

- Annually review the adequacy of this charter and recommend any proposed changes to the Board for approval.

- Annually prepare a report for inclusion in the corporation's proxy statement, with respect to the matters required by applicable Securities and Exchange Commission rules.

- Meet periodically with the Director of Corporate Audit, the independent auditor and other members of management in separate executive sessions.

- Provide oversight as the Audit Committee for the Corporation's banking subsidiary, Fleet National Bank. In this role, the Committee shall:

     -- Annually review and report to the Board (within 15 months of the previous report) on the Bank's fiduciary activities and the effectiveness of its policies, practices and controls. The report shall include a specific statement of the Committee's conclusion as to whether fiduciary activities are being administered in accordance with law, 12 CFR 9, and sound fiduciary principles and be accompanied by reports prepared by internal and/or external auditors. (Periodically, Audit results will also be provided to the Trust Committee, which is responsible for overseeing trust activities.)

     -- Approve a program for compliance with the Bank Secrecy Act and designate an individual responsible for coordinating and monitoring day-to-day compliance with the program.

     -- Receive periodic summaries regarding the filing of Suspicious Activity Reports on behalf of known or suspected crimes.

- Perform any other activities consistent with this charter, the Corporation's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

                           [FLEETBOSTON FINANCIAL LOGO]

                     100 Federal Street, Boston, MA 02110-2010

[X] Please mark your
    votes as in this
    example

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposal 2 and AGAINST Proposals No. 3, 4 and 5.

-------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.
-------------------------------------------------------------------------------
                   FOR       WITHHELD
1. Election of
   Directors       [ ]         [ ]
   (See reverse)

Except vote withheld from the following nominee(s):


---------------------------------------------------

                                        FOR       AGAINST        ABSTAIN
2. PROPOSAL
   Ratification of the                  [ ]         [ ]            [ ]
   selection of
   PricewaterhouseCoopers
   LLP as independent
   accountants for the fiscal
   year ending December
   31, 2001.

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS NO. 3, 4 AND 5.
-------------------------------------------------------------------------------
                                               FOR       AGAINST        ABSTAIN
3. PROPOSAL
   Stockholder proposal A regarding            [ ]         [ ]            [ ]
   term limits for outside directors

4. PROPOSAL
   Stockholder proposal B regarding            [ ]         [ ]            [ ]
   establishing an Executive
   Compensation Review.

5. PROPOSAL
   Stockholder proposal C regarding            [ ]         [ ]            [ ]
   changing annual meeting date

-------------------------------------------------------------------------------



Please sign EXACTLY as name(s) appears above. When signing as administrator, attorney, guardian or trustee, please give your full title. If signer is a corporation or partnership, please sign corporate for partnership name by an authorized officer or person. If shares are held jointly, each joint owner should sign.

-------------------------------------------------------------------------------
                          DETACH TO RETURN PROXY CARD




                      VOTING BY TELEPHONE OR THE INTERNET

You may vote by telephone or Internet at your convenience 7 days/week, 24 hours/day. Your telephone or Internet voice authorizes Paul J. Choquette, Jr., Marian L. Heard and Francene S. Rodgers, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card

              THE DEADLINE FOR VOTING BY TELEPHONE OR THROUGH THE
                  INTERNET IS 12:00 a.m. (EST) APRIL 16, 2001

To vote your shares through the Internet or telephone, you will need the control number printed in the box above, just below the perforation.

TO VOTE BY TELEPHONE:
     1. CALL TOLL FREE ON A TOUCH TONE TELEPHONE: - 1-877-PRX-VOTE (1-877-779-8683)
     2. When prompted, enter the control number.
     3. Have your proxy card ready, then follow the prerecorded instructions when prompted.
     4. Your vote will be confirmed and cast as you directed.

TO VOTE BY INTERNET:
     1. GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/fbf
     2. When prompted, enter the control number.
     3. Have your proxy card ready and follow the instructions on your screen when prompted.
     4. Your vote will be confirmed and cast as you directed.


If you choose to vote your shares through the Internet or telephone, please do not mail back your proxy card.

                 YOUR VOTE IS IMPORTANT, THANK YOU FOR VOTING.

                       FLEETBOSTON FINANCIAL CORPORATION


        THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17,
                       2001, OR ANY ADJOURNMENTS THEREOF

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated March 12, 2001 and hereby appoints Paul J. Choquette Jr., Marian L. Heard and Francene S. Rodgers, jointly and severally with full power of substitution to each, as proxies for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of FleetBoston Financial Corporation, to be held at the World Trade Center Boston, 164 Northern Avenue, Boston, Massachusetts, on Tuesday, April 17, 2001 at 11:00 a.m., or any adjournments thereof, and to vote as directed hereby all stock of the Corporation which the undersigned would be entitled to vote if personally present. By acceptance, the proxies named above agree that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no directions are specified, the Proxy will be voted FOR the election of all 7 nominees for Director, FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent accountant for the fiscal year ended December 31, 2001, and AGAINST the three Stockholders proposals, all as set forth in the reverse. Discretionary authority is hereby conferred on the proxies named above to vote as said proxies deem advisable on all other matters which may properly come before the meeting or any adjournment thereof. This Proxy, if properly executed and delivered, will revoke all other prior-dated proxies related to these shares.

                             NOMINEES FOR DIRECTOR:
Three Year Term:    (01) Joel B. Alvord, (02) Daniel P. Burnham,
                    (03) T.J. Dermot Dunphy, (04) Robert J. Higgins,
                    (05) Henrique de Campos Meirelles, (06) T. Joseph Semrod, and (07) Paul R. Tregurtha

                          (Continued on Reverse Side)

    TO VOTE BY TELEPHONE OR INTERNET - PLEASE SEE THE ATTACHED INSTRUCTIONS TO VOTE BY MAIL - PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE